EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K/A for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Report”) by HASCO Medical, Inc. (the “Registrant”), I, Hal Compton, Jr., Chief Executive Officer of the Registrant, hereby certify that, to the best of my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Hal Compton, Jr.

Name:  Hal Compton, Jr.

Title:  Chief Executive Officer, principal executive officer

Dated:  February 14, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to HASCO Medical, Inc. and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.